MERIDIAN BIOSCIENCE, INC.
OFFICERS COMPENSATION PLAN
FISCAL YEAR 2005

I.       PURPOSE

The purpose of this Plan is to define a mechanism for stimulating and rewarding the achievement of aggressive business goals, as agreed to by the Board of Directors.

II.     SCOPE

        This Plan includes operating officers of the Company.

III.     GOALS

1.	To provide an objective means of stimulating and rewarding performance based upon meeting specific business achievement levels.

2.	To provide a mechanism for rewarding individual performance based upon his/her contribution to the attainment of those achievement levels.

IV.     ELIGIBILITY REQUIREMENTS

1.	Employees hired after March 31, 2005 are not eligible to receive a bonus.

2.	Employees hired after October 1, 2004 but before March 31, 2004 are eligible for a pro-rated bonus.

3.	Employees who terminate before September 30, 2005 are normally ineligible. Also, employees must be on the payroll on the date the bonus checks are distributed.

V.     BONUS CALCULATIONS

A.	Potential Payout.

Corporate Achievement Level	FY2005 Company Earnings (000)	Officers Payout (A) (% of Base Salary)
1
2
3
4
5
6

B.	Personal Achievement.**

Rating	Multiplier(B)
1
2
3
4
5
C.	Calculation.

                     Base Salary X Corporate Achievement Level % (A)
                     X Personal Achievement Multiplier (B)

Item A excludes the positive and negative effects associated with extraordinary developments such as acquisitions. Restructuring and extraordinary charges associated with such acquisitions will be added back to actual net earnings achieved to determine net earnings for bonus payout.

**	The Compensation Committee of the Board of Directors reserves the right to adjust the Personal Achievement Multiplier above the range indicated for extraordinary developments.